Exhibit 99.1
FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contact:
James Wilson, CEO	Kathleen Heaney
JK Acquisition Corp.	Integrated Corporate Relations
713-978-7557	203- 803-3585
Allen Neel, President
Multi-Shot, LLC
936-441-6655
JK ACQUISITION CORP. AND MULTI-SHOT, LLC ENTER INTO FIRST
AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
Houston, Texas. February 15, 2007 – JK Acquisition Corp. (AMEX: JKA, JKA-U, JKA-WS) announced today it has entered into a First Amended and Restated Agreement and Plan of Merger (“Amended Merger Agreement”) pursuant to which it will merge with privately held Multi-Shot, LLC (“Multi-Shot”), a leading independent directional drilling services company with an established presence in most major producing onshore oil and gas basins in the United States. The Amended Merger Agreement fully amends and restates the parties prior Agreement and Plan of Merger (the “Merger Agreement”) which JK Acquisition Corp. and Multi-Shot entered into on September 6, 2006.
Among other things, the Amended Merger Agreement extends the deadline to complete the contemplated merger to July 31, 2007 (from January 31, 2007) and provides that either party may terminate the Amended Merger Agreement if the merger is not completed by such date. Additionally, the Amended Merger Agreement allows Multi-Shot to pursue negotiations with a private equity investor (the “Investor”) that is expected to become a member of Multi-Shot as part of a contemplated recapitalization transaction, expected to be consummated on or before March 31, 2007. Upon the consummation of the recapitalization transaction, the Investor will become a member of Multi-Shot, and, thus, a party to the Amended Merger Agreement. In the event such recapitalization transaction fails to occur on or before March 31, 2007, for any reason, the Amended Merger Agreement may be terminated by Multi-Shot.
The Transaction
JK Acquisition Corp. intends to combine with Multi-Shot, LLC through the merger of Multi-Shot, LLC (as reconstituted as a result of the recapitalization transaction) with and into Multi-Shot, Inc., a wholly-owned subsidiary of JK Acquisition Corp., in a transaction valued at approximately $120,750,000. The members of Multi-Shot, will receive as consideration:

•	13,203,700 shares of JKA common stock;

•	26,407,400 warrants (each warrant may be exchanged for one share of JKA common stock solely pursuant to the grant of an Earnout Award; and

•	the assumption of approximately $49.4M in certain Third-Party Indebtedness (including approximately $15M in subordinated indebtedness that will be incurred by Multi-Shot in connection with the contemplated recapitalization transaction).
Upon the consummation of the merger, JK Acquisition Corp. anticipates the members of Multi-Shot will own approximately 44.45% of the outstanding shares of common stock of JK Acquisition Corp. (assuming no JK Acquisition Corp. shareholders elect to convert their shares to cash).
Closing of the merger is subject to various conditions, including the approval of the Amended Merger Agreement by the stockholders of JK Acquisition Corp. and the Members of Multi-Shot, as well as an updated fairness opinion pertaining to the Amended Merger Agreement’s terms. The majority of the shares voted by JK Acquisition Corp. stockholders must be voted in favor of the proposed merger for the transaction to be approved. In addition, the closing is conditioned on holders of not more than 20% of the shares of JK Acquisition Corp. voting against the merger and electing to convert their JK Acquisition Corp. shares into cash.
Jim Wilson, CEO of JK Acquisition Corp., and Allen Neel, President of Multi-Shot, jointly remarked that: “The execution of the Amended Merger Agreement clearly reflects the continued interest of all parties in finalizing this business combination in a timely manner. Furthermore, Multi-Shot and JKA remain enthusiastic about the business prospects resulting from the successful completion of the merger. Multi-Shot and JKA have worked together closely during the past several months and look forward to the consummation of this merger.” Mr. Wilson further stated: “We are pleased to announce the extension of our merger agreement with Multi-Shot with the execution of the Amended Merger Agreement. Multi-Shot, based on unaudited 2006 financial results, has materially exceeded the revenue and EBITDA levels projected at the time of the signing of the Merger Agreement in September 2006. The combination of the contemplated private recapitalization, the agreement by Multi-Shot’s members to accept 100% of their merger consideration in JKA equity securities, and JK Acquisition Corp.’s anticipated cash position upon closing the Merger will provide for a materially strengthened post-merger balance sheet to serve as a platform for future growth.”
Additional information about the transaction and Multi-Shot, LLC can be found in JK Acquisition Corp.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2006 and Form 8-K filed with the Securities and Exchange Commission on February 15, 2007.
About JK Acquisition Corp.
Based in Houston, Texas, JK Acquisition Corp. was formed for the purpose of acquiring one or more operating businesses. JK Acquisition Corp. raised net proceeds of approximately $77 million through its initial public offering consummated in April 2006 and has dedicated its time since the offering to seeking and evaluating business combination opportunities. JK Acquisition Corp.’s efforts have not been limited to a particular industry, but it has focused its efforts on acquiring an operating business in the manufacturing, distribution or service sectors headquartered in North America.
About Multi-Shot, LLC
Based in Conroe, Texas, Multi-Shot, LLC provides directional drilling and directional surveying services with an established presence in most major onshore producing basins in the U.S. Since its inception in 1980, the company has developed into a leading independent service provider that employs a highly skilled and experienced labor force. The company owns and operates equipment of the highest standards and maintains a diversified customer base that includes large, U.S. independent exploration and production companies.
Parks Paton Hoepfl & Brown, an energy service investment bank, advised Multi-Shot, LLC in the transaction.
Safe Harbor
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about JK Acquisition Corp., Multi-Shot, Inc. (the wholly owned merger subsidiary of JK Acquisition Corp.) and Multi-Shot, LLC (“Multi-Shot”) and their combined business after completion of the proposed merger transaction. Forward looking statements are statements that are not historical facts. All statements, other than statements of historical fact, including, without limitation, statements regarding JK Acquisition Corp.’s or Multi-Shot’s financial position, business strategy, plans and JK Acquisition’s or Multi-Shot’s management’s objectives and future operations, and industry conditions, are forward-looking statements. Such forward-looking statements, based upon the current beliefs and expectations of JK Acquisition Corp.’s and Multi-Shot’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements (“Cautionary Statements”): the failure of JK Acquisition Corp. stockholders to approve the agreement and plan of merger and the transactions contemplated thereby; the number and percentage of JK Acquisition Corp. stockholders voting against the merger and/or electing to exercise their redemption rights; changing interpretations of generally accepted accounting principles; costs associated with continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Multi-Shot is engaged; the overall U.S. land-based level of rigs and drilling activity; the continued ability of Multi-Shot to successfully execute its business plan involving the proper management of its human resources and asset base; demand for the products and services that Multi-Shot provides; general economic conditions; and, geopolitical events and regulatory changes, as well as other relevant risks detailed in JK Acquisition Corp.’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither JK Acquisition Corp. nor Multi-Shot assumes any obligation to update the information contained in this press release. All subsequent written and oral forward-looking statements attributable to JK Acquisition Corp., Multi-Shot, or persons acting on JK Acquisition Corp.’s or Multi-Shot’s behalf, are expressly qualified in their entirety by the Cautionary Statements.

Additional Information and Where to Find It
Stockholders of JK Acquisition Corp. and other interested persons are advised to read, when available, JK Acquisition Corp.’s preliminary proxy statement on Schedule 14A, as filed with the SEC on November 22, 2006, and definitive proxy statement in connection with JK Acquisition Corp.’ s solicitation of proxies for the special meeting because these proxy statements will contain important information. Such persons can also read JK Acquisition Corp.’s final prospectus, dated April 11, 2006, for a description of the security holdings of the JK Acquisition Corp. officers and directors and of the managing underwriters and their respective interests in the successful consummation of this business combination. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the merger. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a proxy statement and definitive proxy statement, once available, and the final prospectus can also be obtained, without charge, at the U.S. Securities and Exchange Commission’s Internet site (http://www.sec.gov).